As filed with the Securities and Exchange Commission on June 8, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	87-0617894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, NY	11101
(Address of principal executive offices)	(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

JETBLUE AIRWAYS CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN
JETBLUE AIRWAYS CORPORATION 2020 CREWMEMBER STOCK PURCHASE PLAN
(Full title of the plans)

Brandon Nelson
General Counsel and Corporate Secretary
27-01 Queens Plaza North, Long Island City, NY, 11101
(718) 286-7900
(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY, 10022
(212) 848-7171

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional:
(i) 10,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of JetBlue Airways Corporation (the “Registrant”) issuable pursuant to the JetBlue Airways Corporation 2020 Omnibus Equity Compensation Plan (the “2020 Omnibus Plan”) and (ii) 10,000,000 shares of Common Stock of the Registrant issuable pursuant the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (the “2020 Stock Purchase Plan”). These additional shares of Common Stock were approved by the stockholders of the Registrant at the Registrant’s annual meeting of stockholders on May 16, 2023, and are additional securities of the same class as other securities for which an original registration statement (File No. 333-239511) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2020.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 27, 2023 and the portions of the Registrant’s Proxy Statement on Schedule 14A filed on April 5, 2023 incorporated by reference into such Annual Report;

 (b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on April 28, 2023;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission since December 31, 2022 (other than portions of those documents furnished or otherwise not deemed to be filed); and

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 ASR filed with the Commission on February 28, 2022, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

    In addition, all of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provisions shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision shall eliminate or limit the liability of a director or officer for any act or omission occurring before the date when such provision becomes effective. The Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) provides that, pursuant to Delaware law, the Registrant’s directors will not be liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as directors. The Certificate of Incorporation does not eliminate a director’s fiduciary duty or responsibilities under any other law, such as the federal securities laws or state or federal environmental laws, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief remain available.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt by the Registrant of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.
The Registrant’s bylaws also provide that the Registrant’s directors and officers will be indemnified and the Registrant will advance expenses to such individuals in connection with actual or threatened proceedings and claims arising out of their status as directors and officers, to the fullest extent permitted by the Delaware General Corporation Law. Accordingly, the Registrant has entered into indemnification agreements with each of its directors and executive officers providing such individuals with rights to indemnification and expense advancement to the fullest extent permitted under law. The Registrant also maintains directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.
Not applicable.

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation of JetBlue Airways Corporation-incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 17, 2016 and filed on May 20, 2016

4.1(a)
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of JetBlue Airways Corporation-incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated May 14, 2020 and filed on May 20, 2020.

4.2
Amended and Restated Bylaws of JetBlue Airways Corporation-incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated February 17, 2023 and filed on February 17, 2023

5.1*	Opinion of Shearman & Sterling LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Shearman & Sterling LLP (included in the Opinion filed as Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	JetBlue Airways Corporation 2020 Omnibus Equity Compensation Plan, incorporated by reference to Exhibit 10.31 to the Registrant’s Current Report on Form 8-K dated May 14, 2020
99.2	JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan, incorporated by reference to Exhibit 10.35 to the Registrant’s Current Report on Form 8-K dated May 14, 2020
99.3	Amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan (incorporated herein by reference to Appendix C of the Registrant’s Definitive Proxy Statement, filed on April 5, 2023)
99.4	Amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (incorporated herein by reference to Appendix B of the Registrant’s Definitive Proxy Statement, filed on April 5, 2023)
107.1*	Filing Fee Table
*	Filed herewith.

Item 9.	Undertakings.
(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Long Island City, State of New York on this 8th day of June, 2023.

JETBLUE AIRWAYS CORPORATION

By:	/s/ Brandon Nelson
Name:	Brandon Nelson
Title:	General Counsel and Corporate Secretary
 POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned officer and director of JetBlue Airways Corporation, a Delaware corporation, do hereby constitute and appoint Brandon Nelson, General Counsel and Corporate Secretary, and Dora Habachy, Assistant Secretary, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including pre-effective amendments and post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 8th day of June, 2023 by the following persons in the following capacities.

Signature	Title
/s/ Robin Hayes	Chief Executive Officer and Director (Principal Executive Officer)
Robin Hayes

/s/ Ursula Hurley	Chief Financial Officer (Principal Financial Officer)
Ursula Hurley

/s/ Al Spencer	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)
Al Spencer

/s/ B. Ben Baldanza	Director
B. Ben Baldanza

/s/ Peter Boneparth	Director
Peter Boneparth

/s/ Monte Ford	Director
Monte Ford

/s/ Ellen Jewett	Director
Ellen Jewett

/s/ Robert Leduc	Director
Robert Leduc

/s/ Teri P. McClure	Director
Teri P. McClure

/s/ Nik Mittal	Director
Nik Mittal

/s/ Sarah Robb O’Hagan	Director
Sarah Robb O'Hagan

/s/ Vivek Sharma	Director
Vivek Sharma

/s/ Thomas Winkelmann	Director
Thomas Winkelmann